Exhibit 99.6

MB Hospitality (AUSN), LP

Financial Statements

June 30, 2017 and 2016

MB Hospitality (AUSN), LP

June 30, 2017 and 2016

Table of Contents

Page(s)

Balance Sheets	2

Statements of Operations	3

Statements of Partners’ Capital	4

Statements of Cash Flows	5

Notes to Financial Statements	6-8

MB Hospitality (AUSN), LP

Balance Sheets

	June 30,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$589,605	$66,241
Reserve and escrow accounts	331,397	—
Due from affiliate	5,301	—
Prepaid expenses and other current assets	209,886	—

Total current assets	1,136,189	66,241

Property and equipment
Land and land improvements	1,446,162	1,446,162
Buildings and improvements	9,965,976	—
Furniture, fixtures and equipment	1,923,181	—
Computer software and equipment	1,080	—
Construction in progress	—	5,495,512

	13,336,399	6,941,674
Less accumulated depreciation	(276,607)	—

Total property and equipment, net	13,059,792	6,941,674

Other assets, net of accumulate amortization	151,027	204,606

Total assets	$14,347,008	$7,212,521

Liabilities and Partners’ Capital
Current liabilities
Accounts payable	$24,964	$1,008,303
Accrued expenses and other liabilities	313,280	—

Total current liabilities	338,244	1,008,303

Line of credit	10,107,233	1,838,229

Total liabilities	10,445,477	2,846,532

Commitments and contingencies
Partners’ capital
General partner	390	437
Limited partners	3,901,141	4,365,552

Total partners’ capital	3,901,531	4,365,989

Total liabilities and partners’ capital	$14,347,008	$7,212,521

See accompanying notes to financial statements.

MB Hospitality (AUSN), LP

Statements of Operations

	Six Months Ended June 30,
	2017	2016
Revenues	$1,514,499	$—
Costs and expenses
Rooms	362,477	—
General and administrative	371,205	—
Advertising and marketing	37,346	—
Repairs and maintenance	20,207	—
Utilities	63,523	—
Property taxes and insurance	125,773	—
Management fee and owners’ expense	60,552	—
Information and telecommunication systems	29,460	—
Other expenses	2,217	—

Total costs and expenses	1,072,760	—

Operating income	441,739	—

Interest expense	201,880	33,130
Depreciation and amortization	276,607	—

Net loss	$(36,748)	$(33,130)

See accompanying notes to financial statements.

MB Hospitality (AUSN), LP

Statements of Partners’ Capital

For the Six Months Ended June 30, 2017 and 2016

	General Partner	Limited Partners	Total
Balance, January 1, 2016	$440	$4,398,679	$4,399,119
Net loss	(3)	(33,127)	(33,130)

Balance, June 30, 2016	$437	$4,365,552	$4,365,989

Balance January 1, 2017	$419	$4,187,860	$4,188,279
Distribution	(25)	(249,975)	(250,000)
Net loss	(4)	(36,744)	(36,748)

Balance, June 30, 2017	$390	$3,901,141	$3,901,531

See accompanying notes to financial statements.

MB Hospitality (AUSN), LP

Statements of Cash Flows

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(36,748)	$(33,130)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	276,607	—
Amortization of deferred financing costs	33,130	33,130
Amortization of franchise fees	1,250	—
Changes in operating assets and liabilities:
Reserve and escrow accounts	(331,397)	—
Accounts receivable	(5,301)	—
Prepaid expenses and other current assets	(156,105)	—
Accounts payable	(316,025)	779,561
Due to affiliate	(142,176)	(13,513)
Accrued expenses and other liabilities	313,119	—

Net cash provided by (used in) operating activities	(363,646)	766,048

Cash flows from investing activities:
Purchase of property and equipment	(928,456)	(4,776,480)

Net cash used in investing activities	(928,456)	(4,776,480)

Cash flows from financing activities:
Distribution to partners	(250,000)	—
Proceeds from line of credit	1,472,210	1,837,229

Net cash provided by financing activities	1,222,210	1,837,229

Net decrease in cash and cash equivalents	(69,892)	(2,173,203)
Cash and equivalents at beginning of period	659,497	2,239,444

Cash and equivalents at end of period	$589,605	$66,241

Supplemental disclosure of cash flow information:
Cash paid for interest	$168,750	$8,192

See accompanying notes to financial statements.

MB Hospitality (AUSN), LP

Notes to Financial Statements

June 30, 2017 and 2016

Note 1 - Summary of Significant Accounting Policies

Description of business

MB Hospitality (AUSN), LP (“the Partnership”), a Texas limited partnership, was formed on January 22, 2015. The Partnership was formed to develop, own and operate a hotel in Austin, Texas consisting of 122 guest rooms and related amenities and facilities. The hotel opened on January 3, 2017.

Organization

The Partnership’s ownership structure is comprised of a General Partner with a 0.01% interest and two Limited Partners with 4.99% and 95.00% interests. Profit and losses are allocated proportionally to the partners based on their respective capital percentages. The partnership agreement has a term lasting until December 31, 2065, unless sooner dissolved in accordance with the agreement.

Cash equivalents

For purposes of the statements of cash flows, the Partnership considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Reserve and escrow accounts

The Partnership’s reserve and escrow accounts consists of escrow deposits to be used for future improvements to the property and for property and insurance tax payments.

Property and equipment

Property and equipment are stated at cost. Depreciation is calculated on the straight-line method based upon the estimated useful lives of the assets as follows:

Useful Lives
Building improvements	27.5 years
Building	39 years
Computer software and equipment	5 years
Furniture, fixtures and equipment	7 years
Land improvements	15 years

Improvements that extend the life of the asset are capitalized. Maintenance and repairs are charged to expense as incurred.

The Partnership reviews its properties whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable through operations. If an impairment is indicated, a loss will be recorded for the amount by which the carrying value of the property exceeds its fair value. The Partnership does not believe that any such changes have occurred and as such there were no impairment losses recorded in 2017 or 2016.

MB Hospitality (AUSN), LP

Notes to Financial Statements

June 30, 2017 and 2016

Note 1 - Summary of Significant Accounting Policies (Continued)

Accounts receivable

Accounts receivable consist of unbilled hotel guest charges for guests staying at the hotel at period-end and corporate account customer charges from various times throughout the year. The Partnership estimates an allowance for doubtful accounts based on historical activity, with no allowance deemed necessary as of June 30, 2017 and 2016.

Other assets

Other assets include deferred franchise fees. Deferred franchise fees represent the initial fees to obtain the right to operate the hotel under the System Hotel name. Deferred franchise fees are amortized on a straight-line basis from the date the hotel opened for business through the expiration date of the franchise agreement.

Deferred financing costs

Deferred financing costs are incurred in connection with the issuance of long-term debt, and are capitalized and amortized using the straight-line method, which approximates the interest method, over the expected terms of the related debt agreements.

Income taxes

The Partnership is organized as a Texas limited partnership and therefore, income and losses are reported in the tax returns of the partners.

The Partnership recognizes in the financial statements the impact of an uncertain tax position only if that position is more likely than not of being sustained upon examination by the taxing authority. Should the Partnership be subject to examination by the taxing authority, any adjustments required would be passed through to the partners’ for their share of such adjustments.

Revenue recognition

Revenues are recognized when services have been performed, generally at the time of the hotel stay or at the point of sale.

Advertising

Advertising costs are expensed as incurred. Advertising expense was $37,346 and $0, for the six months ended June 30, 2017 and 2016, respectively, which is included in advertising and marketing on the accompanying statements of operations.

Concentrations of credit risk

The Partnership operates one hotel. Future operations could be affected by economic or other conditions in its geographical area or by changes in the travel and tourism industry.

MB Hospitality (AUSN), LP

Notes to Financial Statements

June 30, 2017 and 2016

Note 1 - Summary of Significant Accounting Policies (Continued)

Concentrations of credit risk (continued)

Financial instruments which potentially subject the Partnership to concentrations of credit risk are primarily cash and cash equivalents. The Partnership maintains cash accounts in major U.S. financial institutions. The balances of these accounts occasionally exceed the federally insured limits, although no losses have been incurred in connection with such cash balances.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Credit Facility

Effective November 18, 2015, the Partnership entered into a credit facility with a financial institution that allows for draws up to $10,290,000. Interest is due monthly with the outstanding principal balance and any accrued but unpaid interest due at maturity on November 18, 2018. The credit facility is secured by the hotel and partners’ guarantees. Interest accrues at a rate of LIBOR plus 3% per annum. As of June 30, 2017 and 2016, the interest rate was 4.23% and 3.47%, respectively.

For the six month ended June 30, 2016, the Partnership capitalized $8,192 of interest from the credit facility related to the construction of the hotel.

In connection with the credit facility, the Partnership incurred deferred financing costs of $198,779. The Partnership recorded $33,130 of interest expense related to the deferred financing costs of the credit facility for the six months ended June 30, 2017 and 2016. The unamortized debt financing cost was $88,346 and $154,606 at June 30, 2017 and 2016, respectively.

Note 3 - Related Party Transactions

For the six months ended June 30, 2017 and 2016, the Partnership incurred $22,690 and $0, respectively, in asset management fees, to a related party for hotel management functions. The management fee is calculated based on 1.5% of gross revenue.

Note 4 - Subsequent Events

Subsequent to June 30, 2017, the Partnership received a letter of intent for the purchase of the hotel from a public company. There is a due diligence period of 45 days with closing set to occur 30 days after the due diligence period.

The Partnership has evaluated for subsequent events through August 25, 2017, which is the date the financial statements were available to be issued and has determined that there are no other items that require disclosure.